SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2004 (January 20, 2004)

PRIVATE BUSINESS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of	(Commission File Number)	(Employer Identification
incorporation)		Number)

9020 Overlook Boulevard, Brentwood, Tennessee 37027

(Address of principal executive offices)

(615) 221-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     On January 20, 2004, Private Business, Inc., a Tennessee corporation (the “Company”), consummated the sale to Lightyear PBI Holdings, LLC, a Delaware limited liability company (“Lightyear”) of 20,000 shares of its Series A Preferred Stock for $20 million. In addition, Lightyear also received a warrant to purchase up to 16,000,000 shares of the Company’s Common Stock, at an exercise price of $1.25 per share. Lightyear funded its purchase of the Series A Preferred Stock and the warrant from capital commitments of The Lightyear Fund, L.P., an affiliate of Lightyear.

     The Series A Preferred Stock is not convertible into shares of Common Stock, and neither Lightyear nor the Company has the right to cause the Series A Preferred Stock to be redeemed. In the event that the Company is liquidated, the holders of Series A Preferred Stock will receive a liquidation preference over the holders of Common Stock and Series B Preferred Stock in the amount of the $20 million purchase price plus all dividends that are accrued but unpaid. The holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends at an annual rate of 10% of the sum of the original $20 million purchase price plus all accrued and unpaid dividends. The amount of dividends will accumulate and compound quarterly. Any time that a portion of the warrant is exercised, the dividend rate will be reduced on a pro rata basis.

     As a result of this transaction, Lightyear received voting power equal to the 16 million shares of Common Stock underlying the warrant, or approximately 53 percent of the Company’s voting stock. Lightyear also acquired the right to nominate directors of Private Business in proportion to Lightyear’s ownership in the Company. Prior to this transaction no single shareholder or trust of shareholders controlled a majority of the voting power of the Company. The material terms of the Lightyear transaction described herein are intended to be summaries of the material terms of the Amended and Restated Securities Purchase Agreement, the Designations of Preferences, the Warrant Agreement, and the Securityholders Agreement (the “Transaction Documents”), by and between the Company and Lightyear. Each of the Transaction Documents was filed with the Securities and Exchange Commission on December 29, 2003 in the Company’s definitive proxy statement on Schedule 14A. The descriptions contained in this Form 8-K are qualified in their entirety to the Transaction Documents, which are hereby incorporated by reference to this Form 8-K.

Item 5. Other Events and Required FD Disclosure.

     On January 20, 2004, the Company issued the press release attached hereto as Exhibit 99.1. The press release announced that the Company had closed the sale of $20 million of Series A Preferred Stock to Lightyear and entered into an $11 million credit facility with Bank of America.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Number	Exhibit

2.1	Amended and Restated Securities Purchase Agreement between Private Business, Inc and Lightyear PBI Holdings, LLC, dated December 24, 2003 (incorporated by reference to Exhibit A of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.2	Form of Designations of Preferences (incorporated by reference to Exhibit B of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.3	Form of Warrant (incorporated by reference to Exhibit C of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.4	Form of Securityholders Agreement (incorporated by reference to Exhibit D of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
99.1	Press Release dated January 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.

By:	/s/ Gerard M. Hayden, Jr. Gerard M. Hayden, Jr. Chief Financial Officer

Date: January 22, 2004

EXHIBIT INDEX

Number	Exhibit

2.1	Amended and Restated Securities Purchase Agreement between Private Business, Inc and Lightyear PBI Holdings, LLC, dated December 24, 2003 (incorporated by reference to Exhibit A of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.2	Form of Designations of Preferences (incorporated by reference to Exhibit B of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.3	Form of Warrant (incorporated by reference to Exhibit C of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
2.4	Form of Securityholders Agreement (incorporated by reference to Exhibit D of the Company’s Definitive Proxy on Schedule 14A filed December 29, 2003).
99.1	Press Release dated January 20, 2004.